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                                                           EXHIBIT NO. (16)(b)



                               POWER OF ATTORNEY

     I, Brian M. Storms, Trustee and President (Chief Executive Officer) of PaineWebber PACE Select Advisors Trust ("Trust"), hereby constitute and appoint Amy R. Doberman, Dianne E. O'Donnell, Keith A. Weller, Arthur J. Brown, Elinor W. Gammon and Benjamin J. Haskin, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacities as Trustee and as President (Chief Executive Officer) of the Trust, the registration statements of the Trust on Form N-14 approved by the Trust's Board of Trustees at meetings held September 12 and 13, 2000, any amendments to such registration statements and any amendments to the current registration statement of the Trust on Form N-1A (all as filed with the Securities and Exchange Commission) and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments to registration statements and other instruments.


SIGNATURE                       TITLE                      DATE
---------                       -----                      ----

/S/ BRIAN M. STORMS     Trustee and President         November 13, 2000
-------------------     (Chief Executive Officer)
Brian M. Storms


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